EXHIBIT 5.1

                  HAMILTON, LEHRER AND DARGAN, P.A. [LETTERHEAD]



September 25, 2000
Hitsgalore.com, Inc.
10134 6th Street, Suite J,
Rancho Cucamonga, CA 91730

Re:      Form S-8 Registration Statement
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Gentlemen:

  We have acted as counsel to Hitsgalore.com, Inc. a Florida corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the offering of up to 10,000,000 shares (the "Shares") of its common stock (the "Shares") pursuant to the Company's Year 2000 Stock Award Plan ("Stock Plan").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Articles of Incorporation, as amended, the By-Laws of the Company and the Stock Plan.

  Based on the foregoing, we are of the opinion that, the Shares when awarded in accordance with the terms of the Stock Plan will be legally and validly issued, fully paid and nonassessable.

  We hereby consent to the use of this opinion in connection with the Company's registration statement and the inclusion hereof as an exhibit thereto. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Plan or the shares of common stock issuable under such Stock Plan.

This opinion is limited. We consent to you filing this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based upon our assumptions as to application of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matters which come to our attention hereafter.

                                           Very truly yours,

                                           Hamilton, Lehrer and Dargan, P.A.

                                           By /s/ Brenda Hamilton
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                                                  Brenda Hamilton

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